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                                                                   Exhibit 23(a)


                    THE KELMOORE STRATEGY(TM) VARIABLE TRUST


                           (A Delaware Business Trust)


                                TRUST INSTRUMENT



                               September 30, 1999










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                                TABLE OF CONTENTS

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ARTICLE I                  NATURE AND PURPOSE OF TRUST ...................................1

         Section 1.        Nature of Trust ...............................................1
         Section 2.        Purpose of Trust                                               1

ARTICLE II                 DEFINITIONS ...................................................2

ARTICLE III                THE TRUSTEES ..................................................3

         Section 1.        Management of the Trust .......................................3
         Section 2.        Qualifications, Initial Trustee and Number of Trustees ........3
         Section 3.        Term of Office of Trustees ....................................3
         Section 4.        Vacancies; Appointment of Trustees ............................3
         Section 5.        Temporary Vacancy or Absence ..................................4
         Section 6.        Chairman ......................................................4
         Section 7.        Action by the Trustees ........................................4
         Section 8.        Ownership of Trust Property ...................................4
         Section 9.        Effect of Trustees Not Serving ................................5
         Section 10.       Trustees, Etc. as Shareholders ................................5

ARTICLE IV                 POWERS OF THE TRUSTEES                                         5

         Section 1.        Powers ........................................................5
         Section 2.        Certain Transactions ..........................................8

ARTICLE V                  SERIES; CLASSES; SHARES                                        9

         Section 1.        Establishment of Series or Classes ............................9
         Section 2.        Shares ........................................................9
         Section 3.        Investment in the Trust ......................................10
         Section 4.        Assets and Liabilities of Series .............................10
         Section 5.        Ownership and Transfer of Shares .............................11
         Section 6.        Status of Shares:  Limitation of Shareholder Liability .......11

ARTICLE VI                 DISTRIBUTIONS AND REDEMPTIONS ................................11

         Section 1.        Distributions ................................................11
         Section 2.        Redemptions ..................................................12
         Section 3.        Determination of Net Asset Value .............................12
         Section 4.        Suspension of Right of Redemption ............................12


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         Section 5.        Redemptions Necessary for Qualification as Regulated
                                Investment Company ......................................12
         Section 6.        Maintenance of Stable Net Asset Value ........................13
         Section 7.        Transfer of Shares ...........................................13

ARTICLE VII                SHAREHOLDERS' VOTING POWERS AND MEETINGS .....................13

         Section 1.        Voting Powers ................................................13
         Section 2.        Meetings of Shareholders .....................................14
         Section 3.        Quorum; Required Vote ........................................14
         Section 4.        Additional Provisions ........................................15

ARTICLE VIII               CONTRACTS WITH SERVICE PROVIDERS .............................15
         Section 1.        Investment Adviser ...........................................15
         Section 2.        Principal Underwriter ........................................15
         Section 3.        Transfer Agency, Shareholder Services
                                and Administration Agreements ...........................15
         Section 4.        Custodian ....................................................15
         Section 5.        Other Contracts ..............................................16
         Section 6.        Parties to Contracts with Service Providers...................16

ARTICLE IX                 EXPENSES OF THE TRUST AND SERIES .............................16

ARTICLE X                  LIMITATION OF LIABILITY AND INDEMNIFICATION ..................17

         Section 1.        (a) General Provisions .......................................17
                           (b) Notice of Limited Liability ..............................17
                           (c) Liability Limited to Assets of the Trust .................17
         Section 2.         Liability of Trustees .......................................17
                           (a) Liability for Own Actions ................................18
                           (b) Liability for Actions of Others ..........................18
                           (c) Advice of Experts and Reports of Others ..................18
                           (d) Bond .....................................................18
                           (e) Trust Instrument Governs Issues of Liability .............18
         Section 3.        Liability of Third Persons Dealing With Trustees .............18
         Section 4.        Liability of Shareholders ....................................18
                           (a) Limitation of Liability ..................................18
         Section 5.        Indemnification ..............................................19
         Section 6.        Indemnification of Shareholders ..............................20

ARTICLE XI                 MISCELLANEOUS ................................................20

         Section 1.        Trust Not a Partnership ......................................20
         Section 2.        Trustee Action; Expert Advice; No Bond or Surety .............21
         Section 3.        Record Dates .................................................21
         Section 4.        Termination of the Trust .....................................21
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
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         Section 5.        Reorganization; Merger; Consolidation ........................22
         Section 6.        Trust Instrument .............................................22
         Section 7.        Applicable Law ...............................................22
         Section 8.        Amendments ...................................................23
         Section 9.        Fiscal Year ..................................................23
         Section 10.       Severability .................................................23
         Section 11.       Signatures ...................................................24


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                    THE KELMOORE STRATEGY(TM) VARIABLE TRUST

                                TRUST INSTRUMENT


                  This TRUST INSTRUMENT is made as of this day, September 30, 1999, by the Trustees hereunder.

         WHEREAS, the Trustees desire to establish a trust for the purpose of carrying on the business of an open-end management investment company; and

         WHEREAS, in furtherance of such purpose, the Trustees and any successor Trustees elected in accordance with Article III hereof are acquiring and may hereafter acquire assets which they will hold and manage as trustees of a Delaware business trust in accordance with the provisions hereinafter set forth; and

         WHEREAS, this Trust is authorized to issue its shares of beneficial interest in one or more separate series and classes of series, all in accordance with the provisions set forth in this Trust Instrument;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder, and that they will manage and dispose of the same upon the following terms and conditions for the benefit of the holders of shares of beneficial interest in this Trust as hereinafter set forth.


                                    ARTICLE I

                           NATURE AND PURPOSE OF TRUST

         SECTION 1. NATURE OF TRUST. The Trust is a business trust of the type referred to in Chapter 38 of Title 12 of the Delaware Business Trust Act. The Trustees shall file a certificate of trust in accordance with Section 3810 of the Delaware Business Trust Act. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, corporation or joint stock company, nor shall the Trustees or Shareholders or any of them for any purpose be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers.

         SECTION 2. PURPOSE OF TRUST. The purpose of the Trust is to engage in, operate and carry on the business of an open-end management investment company and to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith.

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                                   ARTICLE II

                                   DEFINITIONS

                  Unless otherwise required by the context or specifically provided below:

                  (a) "Bylaws" shall mean the Bylaws of the Trust adopted by the Trustees, which Bylaws are incorporated by reference herein in their entirety, as amended from time to time;

                  (b) "Class" shall mean a class of Shares of a Series established pursuant to Article V;

                  (c) "Code" shall mean the Internal Revenue Code of 1986 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time;

                  (d) "Commission," "Interested Person," and "Principal Underwriter" shall have the meanings provided in the 1940 Act;

                  (e) "Covered Person" shall mean a person so defined in Article X, Section 2;

                  (f) "Delaware Act" shall mean Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as amended from time to time;

                  (g) "Majority Shareholder Vote" shall mean "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act;

                  (h) "Outstanding Shares" shall mean Shares shown in the books of the Trust or its transfer agent as then outstanding;

                  (i) "Series" shall mean a series of Shares established pursuant to Article V;

                  (j) "Shareholder" shall mean a beneficial owner of Outstanding Shares, except that with regard to Shares owned by insurance company separate accounts or trusts established in connection with employee benefit plans, "Shareholder" shall mean the separate account or trust;

                  (k) "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time and shall include fractional and whole Shares;

         (l) "Trust" shall mean The Kelmoore Strategy(TM) Variable Trust established hereby, and reference to the Trust, when applicable to one or more Series, refers to those Series;

                  (m) "Trustees" shall mean the person or persons who have signed this Trust Instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees of the Trust in accordance with
Article III, in all cases in their capacities as Trustees hereunder and not as individuals or personally;

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                  (n) "Trust Property" shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees; and

                  (o) The "1940 Act" refers to the Investment Company Act of 1940 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time.

                                   ARTICLE III

                                  THE TRUSTEES

                  SECTION 1. MANAGEMENT OF THE TRUST. The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

                  SECTION 2. QUALIFICATIONS, INITIAL TRUSTEE AND NUMBER OF TRUSTEES. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the State of Delaware. The initial Trustee shall be the person signing this Trust Instrument. The exact number of Trustees (other than the initial Trustee) shall be fixed from time to time by a majority of the Trustees, provided, that there shall be at least one (1) Trustee. Other than the initial Trustee and Trustees appointed to fill vacancies pursuant to Section 4 of this Article, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time.

                  SECTION 3. TERM OF OFFICE OF TRUSTEES. Each Trustee shall hold office for life or until any mandatory retirement age adopted by the Trustees or until his successor is elected and qualified or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; (c) any Trustee shall be retired or removed with or without cause at any time upon the unanimous written request of the remaining Trustees; and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

                  SECTION 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy shall exist, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the provisions of Section 10 and Section 16 of the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an

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increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his or her appointment in writing, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder.

                  SECTION 5. TEMPORARY VACANCY OR ABSENCE. Whenever a vacancy in the Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence or incapacity shall be conclusive.

                  SECTION 6. CHAIRMAN. The Trustees shall appoint one of their number to be Chairman of the Trustees. The Chairman shall preside at all meetings of the Trustees, and shall be responsible for the execution of policies established by the Trustees and the administration of the Trust.

                  SECTION 7. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called (including at a telephonic meeting at which all participants can hear one another, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. One-third of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before, at or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may take particular actions on behalf of the Trust and/or delegate to any Trustee or Trustees authority to approve particular matters. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

                  SECTION 8. OWNERSHIP OF TRUST PROPERTY. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trust, provided that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trustees acting on behalf of the Trust, or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article V, a proportionate undivided beneficial interest in the Trust or Series represented by Shares. The Trust or the Trustees on behalf of the Trust shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by

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any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.

                  SECTION 9. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

                  SECTION 10. TRUSTEES, ETC. AS SHAREHOLDERS. Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder, and the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.


                                   ARTICLE IV

                             POWERS OF THE TRUSTEES

         SECTION 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the Bylaws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

                  (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property; to invest in obligations, securities and assets of any kind, and without regard to whether they may mature before or after the possible termination of the Trust; and without limitation to invest all or any part of its cash and other assets and property in securities issued by any investment company or series thereof;

                  (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and proper to conduct such a business;

                  (c) To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

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                  (d) To elect and remove such officers and appoint and
terminate such agents, independent contractors and delegates as they deem appropriate;

                  (e) To employ an investment adviser (subject to such general or specific instruments as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such investment adviser;

                  (f) To employ as custodian of any Trust Property, subject to any provisions herein or in the Bylaws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

                  (g) To retain one or more transfer agents, dividend disbursing agents, placement agents, administrators, or Shareholder servicing agents, or both;

                  (h) To provide for the distribution of Shares, either through a Principal Underwriter or distributor as provided herein, or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

                  (i) To set record dates for the determination of Shareholders in the manner provided for herein or in the Bylaws;

                  (j) To delegate such authority as they consider desirable to any officers of the Trust, to any Committee of the Trustees and to any agent, subagent, employee, independent contractor, delegate, consultant, manager, administrator, investment adviser, custodian, depository or underwriter;

                  (k)      To sell or exchange any or all of the Trust Property;

                  (l) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property; and to execute and deliver powers of attorney delegating such power to other persons;

                  (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

                  (n) To hold any security or other Trust Property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies;

                  (o) To establish separate and distinct Series with separately defined investment objectives, policies or restrictions and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article V;

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                  (p) To the full extent permitted by Section 3806 of the
Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article V, Section 4;

                  (q) To consent to or participate in any plan for the liquidation, reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held by the Trust;

                  (r) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

                  (s) To make distributions of income and of capital gains to Shareholders in the manner provided in this Trust Instrument or in the Bylaws;

                  (t) To borrow money and in connection therewith to issue notes or other evidences of indebtedness and to pledge or grant security interests in Trust Property as security therefor;

                  (u) To establish committees for such purposes, with such membership, and with such responsibilities, as the Trustees may consider proper;

                  (v) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, suspension or termination of sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles V and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

                  (w) To sell all or a portion of the Shares to another investment company that is registered under the 1940 Act, in the Trustees' sole discretion, without the vote or approval of any Shareholder or Shareholders, notwithstanding any other provision of this Trust Instrument or the Bylaws to the contrary; and

                  (x) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

                  (y) The Trustees shall have the power to enter into joint ventures, general or limited partnerships and any other combinations or associations.

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
                  (z) The Trustees shall have the power to endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any of or all such obligations.

                  (aa) The Trustees shall have the power to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith) of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

                  (bb) The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

                  The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

                  SECTION 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.


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
                                    ARTICLE V

                             SERIES; CLASSES; SHARES

                  SECTION 1. ESTABLISHMENT OF SERIES OR CLASSES. The Trust shall consist of one or more Series. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution of the Trustees. The Trustees may designate the relative rights and preferences of the Shares of each Series. The Trustees may by resolution divide the Shares of any Series into Classes. In such case each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees, a Class may have specific conversion rights, and a Class may have exclusive voting rights with respect to matters affecting only that Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need not issue Shares. Each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his pro rata share of all distributions made with respect to such Series. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series or Class. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and rescind the establishment and designation thereof.

                  SECTION 2. SHARES. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have a par value of $0.001 per Share. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares at such times and on such terms and conditions and for such consideration as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

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                  SECTION 3. INVESTMENT IN THE TRUST. The Trustees shall accept or redeem investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article VI, Section
3. Investments in a Series shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class, (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series or Class thereof at any time without any cause or reason therefor whatsoever and to redeem any investments in the same manner.

                  SECTION 4. ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series. The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

                  Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3806 of the Delaware

Act relating to limitations on liabilities among Series (and the statutory effect under Section 3806 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

                  SECTION 5. OWNERSHIP AND TRANSFER OF SHARES. The Trust shall maintain a register containing the names and addresses of the Shareholders of each Series, the number of Shares of each Series and Class thereof, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.

                  SECTION 6. STATUS OF SHARES: LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired an Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

                                   ARTICLE VI

                          DISTRIBUTIONS AND REDEMPTIONS

                  SECTION 1. DISTRIBUTIONS. The Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

                  SECTION 2. REDEMPTIONS. Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trust's Registration Statement for that Series under the Securities Act of 1933. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

                  SECTION 3. DETERMINATION OF NET ASSET VALUE. The net asset value per Share shall be determined separately for each Series or Class in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus or statement of additional information for the Series.

                  SECTION 4. SUSPENSION OF RIGHT OF REDEMPTION. If, as referred to in Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

                  SECTION 5. REDEMPTIONS NECESSARY FOR QUALIFICATION AS REGULATED INVESTMENT COMPANY. If the Trustees shall determine that direct or indirect ownership of Shares of any Series has or may become concentrated in any person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended or superseded from time to time ("Internal Revenue Code"), then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or principal amount, of

Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (b) refuse to transfer or issue Shares to any person whose acquisition of Shares in question would, in the Trustees' judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this Article. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

         SECTION 6. MAINTENANCE OF STABLE NET ASSET VALUE. The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series as dividends payable in additional Shares of that Series at the designated constant dollar amount and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss each Shareholder may be deemed to have contributed to the capital of the Trust attributable to that Series his or her pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss. The Trustees may delegate any of their powers and duties under this Section with respect to appraisal of assets and liabilities in the determination of net asset value or with respect to a suspension of the determination of net asset value to an officer or officers or agent or agents of the Trust designated from time to time by the Trustees.

         SECTION 7. TRANSFER OF SHARES. Except to the extent that transferability is limited by applicable law or such procedures as may be developed from time to time by the Trustees or the appropriate officers of the Trust, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust.


                                   ARTICLE VII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

                  SECTION 1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (a) the election of Trustees; (b) the removal of Trustees; (c) the amendment of this Trust Instrument to the extent and as provided in Article XI, Section 8; (d) the termination or reorganization of the Trust to the extent and as provided in Article XI, Section 4 and 5; and (e) such additional matters relating to the Trust as may be required by law, this Trust Instrument, or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

                  On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. The Bylaws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Until Shares of a Series are issued, as to that Series, the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the Bylaws.

                  SECTION 2. MEETINGS OF SHAREHOLDERS. The first Shareholders' meeting shall be held to elect Trustees at such time and place as the Trustees designate, provided, however, that such election may be accomplished by the Shareholders' written consent. No annual or regular meetings of Shareholders are required to be held. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than ten percent (10%) of the Shares of the Trust then outstanding. For all other matters, the Trustees shall call or give notice of a meeting within thirty
(30) days after written application by Shareholders entitled to cast at least ten (10%) of all of the votes entitled to be cast on the matter requesting a meeting be called. Shareholders shall be entitled to at least ten days notice of any meeting, given as determined by the Trustees.

                  SECTION 3. QUORUM; REQUIRED VOTE. One third of the Outstanding Shares of each Series or Class, or one third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Except when a larger vote is required by law, this Trust Instrument or the Bylaws, at any meeting at which a quorum is present, a majority of the total Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.

                  Notwithstanding any other provision herein or in the Bylaws, any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the total Shares represented at that meeting, either in person or by proxy. Subject to the Bylaws, any adjourned session of a meeting of Shareholders may be held within a reasonable time without further notice.

         SECTION 4. ADDITIONAL PROVISIONS. The Bylaws may include further provisions for Shareholders' meetings and votes not inconsistent with the provisions hereof.


                                  ARTICLE VIII

                        CONTRACTS WITH SERVICE PROVIDERS

                  SECTION 1. INVESTMENT ADVISER. Subject to a Majority Shareholder Vote (or in reliance upon applicable exemptive relief obtained from the Commission), the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more subadvisers.

                  SECTION 2. PRINCIPAL UNDERWRITER. The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

                  SECTION 3. TRANSFER AGENCY, SHAREHOLDER SERVICES AND ADMINISTRATION AGREEMENTS. The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees or delegate to a service provider the arrangement of these and other services.

                  SECTION 4. CUSTODIAN. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any monies due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and (d) employ one or more sub-custodians.

                  SECTION 5. OTHER CONTRACTS. The Trust may enter into such other written contracts as the Trustees deem necessary and desirable, including contracts with one or more persons for the coordination or supervision of persons providing services to the Trust under one or more of the contracts described above.

                  SECTION 6. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom.

                  Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in
Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder.

                                   ARTICLE IX

                        EXPENSES OF THE TRUST AND SERIES

                  Subject to Article V, Section 4, the Trust or a particular Series shall pay, directly or indirectly through contractual arrangements, or shall reimburse the Trustees from the Trust estate or the assets belonging to the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of pricing Trust portfolio securities; expenses of sale, addition and reduction of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; subject to applicable law, costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees who are not officers of the Trust; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; registration fees and related expenses under state or foreign securities or other laws;

and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.


                                    ARTICLE X

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

                  SECTION 1.

                  (a) General Provisions. No personal liability for any debt or obligation of the Trust shall attach to any Trustee of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, subadviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any Trustee in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon.

                   (b) Notice Of Limited Liability. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall recite that the same was executed or made by or on behalf of the Trust by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or belonging to a Series thereof, and may contain such further recitals as they or he may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

                  (c) Liability Limited To Assets Of The Trust. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust or belonging to a Series thereof, as appropriate, for payment under such credit, contract or claim, and neither the Shareholders not the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

                  SECTION 2. LIABILITY OF TRUSTEES. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon the Trust, the Shareholders, and any other person dealing with the Trust. The liability of the Trustees, however, shall be limited by this Article X.

                  (a) Liability For Own Actions. A Trustee shall be liable to the Trust or the Shareholders only for his own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

                  (b) Liability For Actions Of Others. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrative distributor, principal underwriter, custodian, transfer agent, dividend disbursing agent, Shareholder servicing agent, or accounting agent of the Trust, nor shall any Trustee be responsible for any act or omission of any other Trustee.

                  (c) Advice Of Experts And Reports Of Others. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument and their duties as Trustees hereunder, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder.

                  (d) Bond. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

                  (e) Trust Instrument Governs Issues Of Liability. The provisions of this Trust Instrument, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Shareholders and all other Persons bound by this Trust Instrument to replace such other duties and liabilities of the Trustees.

                  SECTION 3. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                  SECTION 4. LIABILITY OF SHAREHOLDERS. Without limiting the provisions of this section 4 or the Delaware Business Trust Act, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware.

                  (a) Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust, and neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

         SECTION 5.  INDEMNIFICATION.

         (a) Subject to the exceptions and limitations contained in subsection
(b) below:

                  (i) every person who is, or has been, a Trustee, officer, employee, manager or agent of the Trust (including persons who serve at the Trust's request as directors, trustees, officers or agents of another organization in which the Trust has any interest as a shareholder, creditor or otherwise)("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding in which such person becomes involved as a party or otherwise by virtue of being or having been a Covered Person and against amounts paid or incurred by such person in the settlement thereof, whether or not such person is a Covered Person at the time such expenses are incurred;

                  (ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         (b) No indemnification shall be provided hereunder to a Covered Person:

                  (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust; or

                  (ii) in the event of a settlement, unless there has been a determination that such Covered Person did engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: (A) by the court or other body approving the settlement;
(B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial type inquiry).

         (c) To the maximum extend permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by such person of the Trust or applicable Series if it is ultimately determined that such person is entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking,
(ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

         (d) The rights of indemnification herein provided shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

         (e) By action of the Trustees, and notwithstanding any interest of the Trustees in the action, the Trust shall have power to purchase and maintain insurance, in such amounts as the Trustees deem appropriate, on behalf of any Covered Person, whether or not such person is indemnified against such liability or expense under the provisions of this Article X and whether or not the Trust would have the power or would be required to indemnify such person against such liability under the provisions of this Article X or of the Delaware Act or by any other applicable law, subject only to any limitations imposed by the 1940 Act.

         (f) Any repeal or modification of this Article X, Section 5 by the Shareholders of the Trust, or adoption or modification of any other provision of the Trust Instrument or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

         SECTION 6. INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Shares or for losses suffered by reason of any chances in value of any Trust assets. The Trust shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 1. TRUST NOT A PARTNERSHIP. This Trust Instrument creates a trust and not a partnership, except to the extent such trust is deemed to constitute a partnership under the Code and applicable state tax laws. No Trustee shall have any power to bind personally either the Trust's officers or any Shareholder.

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                  SECTION 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY.
The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of
Article X, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

                  SECTION 3. RECORD DATES. The Trustees may fix in advance a date up to ninety (90) days before the date of any Shareholders meeting, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares. Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof.

                  SECTION 4.  TERMINATION OF THE TRUST.

                  (a) Except as provided herein, the Trust shall have perpetual existence. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series of Shares or Class thereof may be terminated at any time by vote of a majority of the Shares of such Series or Class entitled to vote or by the Trustees by written notice to the Shareholders of such Series or Class.

                  (b) Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more Series or any Class thereof, after making reasonable provision for the payment of all known liabilities of the Trust or any affected Series, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Series or Class; however, the payment to any particular Class of such Series may be reduced by any fees, expenses or charges allocated to that Class. Upon completion of the distribution of the remaining proceeds or assets, the Trust or affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged.

                  (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any person as permitted by the Delaware Act.


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                  SECTION 5.  REORGANIZATION; MERGER; CONSOLIDATION.

                  (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval to the extent permitted by applicable law, (i) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or another open-end management investment company under the 1940 Act, or a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) sell the assets of the Trust in exchange for shares of another management investment company, or (iv) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

                  (b) Pursuant to and in accordance with the provisions of
Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Section 5 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

                  (c) The Trustees may create one or more business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

                  (d) Upon completion of a merger or consolidation, the Trustees shall cause a certificate of merger or consolidation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate may be signed by any person as permitted by the Delaware Act.

                  SECTION 6. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

                  SECTION 7. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate

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
(i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees, which are inconsistent with the limitations on liabilities or authority and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

                  SECTION 8. AMENDMENTS. The Trustees may, without any Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would affect the voting rights of Shareholders granted in Article VII, Section 1, (b) to this Section 8, (c) required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission, and (d) submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series or Class shall be authorized by vote of the Shareholders of such Series or Class and no vote shall be required of Shareholders of a Series or Class not affected.

                  Notwithstanding anything else herein, any amendment to Article X which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence, shall be prospective in effect only, and each require the affirmative vote of the holders of two-thirds (2/3) of the Outstanding Shares of the Trust entitled to vote thereon.

                  SECTION 9. FISCAL YEAR. The fiscal year of the Trust shall end on the date set by resolution approved by the Trustees. The Trustees may change the fiscal year of the Trust without Shareholder approval.

                  SECTION 10. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper

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
any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

                  SECTION 11. SIGNATURES. To the extent permitted by applicable law, any instrument signed pursuant to a validly executed power of attorney shall be deemed to have been signed by the Trustee or officer executing the power of attorney. To the extent permitted by law, any Trustee or officer may, in his or her discretion, accept a facsimile signature as evidence of a valid signature on any document.

              IN WITNESS WHEREOF, the undersigned, being the initial Trustee, has executed this Trust Instrument as of the date first above written.





                                                   /s/ Ralph M. Kelmon, Jr.
                                                   -----------------------------
                                                   Ralph M. Kelmon, Jr., Trustee


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
                                   SCHEDULE A

                               SERIES OF THE TRUST


                     The Kelmoore Strategy(TM) Variable Fund
















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